Exhibit 10.1

RESCISSION OF PLAN AND AGREEMENT OF TRIANGULAR MERGER
BETWEEN
GLOBAL EARTH ENERGY, INC. AND RCI SOLAR, INC.

THIS RESCISSION AGREEMENT is made by and between GLOBAL EARTH ENERGY, INC., a Nevada corporation (“Global Earth”), RCI SOLOAR, INC. a Wyoming corporation (the “Subsidiary”), and MELVIN K. DICK (the “Melvin Dick”), who hereby agree as follows:

WHEREAS, the Subsidiary is a wholly-owned subsidiary of Global Earth; and

WHEREAS, 688239 B.C., a British Columbia corporation (“688239 B.C.”) merged (the “Merger”) with and into the Subsidiary, pursunat to a Plan and Agreement of Triangular Merger dated May 10, 2010 (the “Plan of Merger”); and

WHEREAS, as a result of the Merger, the Subsidiary changed its corporate name to “RCI Solar, Inc.”; and

WHEREAS, as a result of the Merger, Melvin Dick received 65,000,000 shares of the common stock of Global Earth, $0.10 par value per share (the “Global Earth Common Stock”) in exchange for all 5,000 of his shares of the Class A Common Stock of 688239 B.C., without par value per share (the “688239 B.C. Common Stock”);

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.

Rescission of the Plan of Merger.  Due to the difficulties of completing an audit of the Subsidiary, the parties to the Plan of Merger desire to rescind the Plan of Merger (the “Rescission”).  As a result of the Rescission, Global Earth has transferred to Melvin Dick all of Global Earth’s interest in the 5,000 shares of the Class A Common Stock of 688239 B.C. which Melvin Dick previosuly agreed to deliver to Global Earth.  Melvin Dick shall be permitted to retain the 65,000,000 shares of the Global Earth Common Stock which he received in connection with the Plan of Merger.

2.

Rescission of the Merger.  As a result of the Rescission of the Plan of Merger, the Merger and the Plan of Merger are hereby rescinded and shall be of no further force or effect from the date hereof.

3.

Melvin Dick Settlement.  As a result of the mutual covenants and considerations contained herein, Melvin Dick, individually and for his assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, does hereby agree to retain the 65,000,000 shares of the Global Earth Common Stock and acknowledges the receipt of the 5,000 shares of the Class A Common Stock of 688239 B.C. which Melvin Dick previosuly agreed to deliver to Global Earth in full and final payment of all sums owing to Melvin Dick by Global Earth in connection with the Merger and the Plan of Merger.

4.

Global Earth Settlement.  As a result of the mutual covenants and considerations contained herein, in full and final payment of all sums owing by Melvin Dick to Global Earth in connection with the Merger and the Plan of Merger, Global Earth, individually and for its assigns, predecessors, successors, joint venturers, personal representatives, stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other person at interest therewith, does hereby agree to allow Melvin Dick to retain the 65,000,000 shares of the Global Earth Common Stock previously delivered to him and to relinquish any claim to the 5,000 shares of the Class A Common Stock of 688239 B.C. which Melvin Dick previosuly agreed to deliver to Global Earth.

5.

Release of Global Earth.  Melvin Dick, without any further action, shall be deemed to have released and forever discharged Global Earth, its assigns, predecessors, successors, joint venturers, personal representatives, stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, he may now own or hereafter acquire against Global Earth, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Merger and the Plan of Merger, any other instrument, agreement or transaction, whether written or oral, in connection with the Merger and the Plan of Merger, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Agreement.

6.

Acknowledgment by Melvin Dick.  Melvin Dick acknowledges and agrees that the release and discharge set forth above is a general release.  Melvin Dick further agrees that he has accepted the 65,000,000 shares of the Global Earth Common Stock as a complete compromise of matters involving disputed issues of law and fact.  Melvin Dick further acknowledges that the general release set forth hereinabove has been given voluntarily, based solely upon the judgment of Melvin Dick formed after consultation with his attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of Global Earth as to the liability, if any, of Global Earth, or the value of the Merger and the Plan of Merger or any other matter relating thereto.  Additionally, Melvin Dick expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by Global Earth to Melvin Dick or his attorney in order to induce the execution of this Agreement.

7.

Release of Melvin Dick.  Global Earth, without any further action, shall be deemed to have released and forever discharged Melvin Dick, individually, and his assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, it may now own or hereafter acquire against Melvin Dick, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Merger and the Plan of Merger, any other instrument, agreement or transaction, whether written or oral, in connection with the Merger and the Plan of Merger, or any other transaction or occurrence of any nature whatsoever occurring before the execution of this Agreement.

8.

Acknowledgment by Global Earth.  Global Earth acknowledges and agrees that the release and discharge set forth above is a general release.  Global Earth further agrees that it has issued the 65,000,000 shares of the Global Earth Common Stock as a complete compromise of matters involving disputed issues of law and fact.  Global Earth further acknowledges that the general release set forth hereinabove has been given voluntarily, based solely upon the judgment of Global Earth formed after consultation with is attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of Melvin Dick as to the liability, if any, of Melvin Dick, or the value of the Merger and the Plan of Merger or any other matter relating thereto.  Additionally, Global Earth expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by Melvin Dick to Global Earth or its attorney in order to induce the execution of this Agreement.

9.

Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Wilmington, North Carolina.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Nevada law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Wilmington, North Carolina, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

10.

Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finders fees).

11.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

12.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Global Earth and the Subsidiary, addressed to Mr. Sydney A. Harland at 1213 Culbreth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749, telecopier (910) 270-6640, and e-mail harmuir.com; and if to Melvin Dick, addressed to Mr. Melvin K. Dick at 1 – 215 Neave Road, Kelowna, British Columbia, Canada V1V 2L9, telephone (250) 807-2731, telecopier (250) 807-2741, and email mel@reisolarnetwork.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

13.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

14.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

15.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

16.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

17.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

18.

No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the parties hereto and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

19.

Time of the Essence.  Time is of the essence of this Agreement.

20.

Incorporation by Reference.  The Merger and the Plan of Merger referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

21.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

22.

Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Hanover County, North Carolina, as well as of the Courts of the State of North Carolina in Hanover County, North Carolina over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

23.

Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of November 15, 2010.

GLOBAL EARTH ENERGY, INC.

By________________________________

    Sydney A. Harland, Chief Executive Officer

RCI SOLAR, INC.

By________________________________

    Sydney A. Harland, Chief Executive Officer

Melvin Dick

__________________________________

Melvin K. Dick

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